UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2009

General Cable Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky		41076-9753
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(859) 572-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The U.S. Department of Justice ("DOJ") and the European Commission ("Commission") have been conducting antitrust and competition law investigations relating to the cable industry, which General Cable Corporation (the "Company") believes relate primarily to the submarine and underground high-voltage cables businesses. The Company has not been engaged in the high-voltage submarine cable business. It only recently entered the submarine cable business in March 2009 through its German affiliate, Norddeutsche Seekabelwerke GmbH & Co., which the Company acquired in 2007.

The Company has received requests for information from both the DOJ and the Commission in connection with their investigations. The Company has provided documents to the DOJ and responded to their questions. With regard to the European investigation, which, in the case of the Company, has been focused principally on its Spanish operations, the Company completed its response to the request for information on November 16, 2009. The Company may receive further requests for information from the DOJ and the Commission.

No wrongdoing by the Company or its subsidiaries has been alleged by U.S. antitrust and European Union competition authorities. If any claims were to be made, defending them could involve the Company in lengthy proceedings. If the Company or its subsidiaries were found to have violated antitrust or competition regulations, the Company or its subsidiaries could be subject to fines and claims for damages, which could be substantial.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

November 23, 2009	By:	/s/ Robert J. Siverd

Name: Robert J. Siverd
Title: Executive Vice President, General Counsel and Secretary